Exhibit 10.6

VOTING SUPPORT AGREEMENT AND IRREVOCABLE PROXY

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PARTIES

THIS VOTING SUPPORT AGREEMENT AND IRREVOCABLE PROXY (the “Agreement”) is entered into effective as of the 13th day of August, 2013 (the “Effective Date”), by and between DONNA SINGER, an individual residing in the State of California (“Singer”); and, PURE BIOSCIENCE, INC., a Delaware corporation (“PURE”). Singer and PURE are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A. Concurrent with the execution and delivery of this Agreement, the Parties have entered into that certain Purchase, Severance, and Release Agreement dated as of the date hereof (the “Release Agreement”).

B. This Agreement is the irrevocable proxy referred to in Section 3.3.4. of the Release Agreement and attached to the Release Agreement as Exhibit A.

C. All defined terms not otherwise defined in this Agreement shall have the same meaning ascribed to them as in the Release Agreement.

D. Under the terms of the Release Agreement Singer will receive the Purchase Shares.

E. As an inducement and an essential condition to the Parties entering into the Release Agreement the Parties have agreed to enter into this Agreement and have the Purchase Shares be subject to this Agreement.

F. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

VOTING AND PROXY PROVISIONS

3.1 Voting Support. Singer covenants and agrees that, prior to the Expiration Date, upon request by PURE Singer shall support all actions recommended by the management of PURE and which require a vote of the stockholders of PURE. Singer further agrees not to enter into any agreement or commitment or arrangement with any person the effect of which would be inconsistent with or otherwise violate the provisions and agreements set forth in this Section 3.1.

3.2 Grant of Irrevocable Proxy. Singer hereby appoints the then acting CEO of PURE and any designee of such CEO, and each of them individually, as Singer’s agent, proxy, and attorney-in-fact, with full power of substitution, for and in the name, place and stead of Singer, to vote all Purchase Shares at any meeting of PURE stockholders however called and any adjournment thereof, or to execute one or more written consents in respect of such Purchase Shares. This proxy shall (i) be valid and irrevocable until the Expiration Date; and, (ii) automatically terminate upon the Expiration Date. Singer represents and warrants that foregoing proxy is: (A) given in connection with the execution of the Release Agreement; (B) given to secure the performance of Singer’s duties under the Release Agreement; (C) coupled with an interest and may not be revoked except as otherwise provided in this Agreement; and, (D) intended to be irrevocable prior to the Expiration Date. To the extent permitted by under Delaware law, all authority herein conferred shall survive the death or incapacity of Singer and shall be binding upon the heirs, estate, administrators, personal representatives, successors, and assigns of Singer.

3.3 Additional Shares. In the event that Singer acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional voting interest with respect to PURE, such voting interests shall, without further action of the Parties, be subject to the provisions of this Agreement and the number of Purchase Shares shall be deemed to have been adjusted accordingly.

3.4 No Inconsistent Agreements. Singer has not entered into any agreement or commitment with any person that is inconsistent with this Agreement.

3.5 Information for Public Filings. Singer hereby authorizes PURE to publish and disclose in any public filing required to be made by PURE his identity and ownership of the Purchase Shares and the nature of his commitments, arrangements, and understandings under this Agreement.

3.6 Notices of Certain Events. Singer shall promptly notify PURE of any development occurring after the Effective Date which causes, or that would reasonably be expected to cause, Singer to invoke this Agreement so as to not take any action requested of him.

3.7 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in PURE any direct or indirect ownership or incidence of ownership of or with respect to any Purchase Shares. Except as otherwise provided for herein, all rights, ownership, and economic benefits of and relating to the Purchase Shares shall remain vested in and belong to Singer.

IV

TERMINATION

This Agreement shall terminate immediately upon Singer no longer directly or indirectly owning any of the Purchase Shares (the “Expiration Date”). However, Article V shall survive the termination of this Agreement. No Party shall be relieved of any liability or damages incurred or suffered by the other Party to the extent such liabilities or damages were the result of fraud or the material or intentional breach by a Party of any of its representations, warranties, covenants, or other agreements set forth herein.

V

ADDITIONAL PROVISIONS

5.1 Specific Performance. The Parties agree that irreparable damage would occur and that the Parties would not have an adequate remedy at law in the event that any of the provisions of this Agreement, including the irrevocable proxy, were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties further agree that each Party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond or other security in connection therewith), this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity. Singer shall pay all costs and expenses of collection or enforcement of this Agreement by or on behalf of PURE, including reasonable attorneys’ fees to the extent PURE is successful in such collection or enforcement.

5.2 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the Parties.

5.3 Consultation with Counsel. Each Party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that such Party has read and understood all of the terms and provisions of this Agreement.

5.4 Incorporation By Reference. The Parties hereby agree that the following provisions of the Release Agreement are hereby incorporated by reference as if actually set forth in full herein: Section 6.5; and, Article VIII.

VI

EXECUTION

IN WITNESS WHEREOF, this VOTING SUPPORT AGREEMENT AND IRREVOCABLE PROXY has been duly executed by the Parties in San Diego County, California, and shall be effective as of and on the Effective Date set forth in Article I of this Agreement. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

SINGER:	PURE:

PURE BIOSCIENCE, INC., a Delaware corporation
/s/ Donna Singer
DONNA SINGER
DATED: 13 August 2013	BY:	/s/ Dennis Atchley
NAME: Dennis Atchley
TITLE: Secretary
DATED: 13 August 2013

SPOUSAL CONSENT

I am the spouse of DONNA SINGER. On behalf of myself, my heirs, and legatees, I hereby:

1. Confirm that I have read and clearly understand the VOTING SUPPORT AGREEMENT AND IRREVOCABLE PROXY (the “Proxy Agreement”) to which this Spousal Consent is attached and which has been executed by my spouse;

2. Join in and consent to the terms of the Proxy Agreement between my spouse and PURE Bioscience, Inc. (“PURE”);

3. Join in and consent to the irrevocable proxy granted by my spouse in favor of the then acting CEO of PURE pursuant to the Proxy Agreement;

4. Consent to the treatment of all Purchase Shares (as defined in the Proxy Agreement) as provided for under the Proxy Agreement; and

5. Further confirm that with regard to the Proxy Agreement:

a. I have had the opportunity to be represented in the preparation of this Spousal Consent by counsel of my own choosing;

b. I have read this Spousal Consent, the Proxy Agreement, and the Purchase, Severance, and Release Agreement (referred to as the Release Agreement in the Proxy Agreement), and have had the opportunity to have independent legal counsel fully explain the contents of these documents to me; and,

c. I am aware of the legal effect of the documents referenced in subparagraph b, above.

Dated: 13 August 2013	/s/ Tracey Singer
TRACEY SINGER

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